UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 11, 2023

Verb Technology Company, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3401 North Thanksgiving Way, Suite 240
Lehi, Utah	84043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(855) 250-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	VERB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	VERBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 11, 2023, Verb Technology Company, Inc. (the “Company”) entered into a note purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC (the “Investor”), pursuant to which the Investor purchased a promissory note (the “Note”) in the aggregate principal amount of $1,005,000 (the “Note Offering”).

The Note bears interest at 9.0% per annum compounded daily. The maturity date of the Note is 18 months from the date of its issuance (the “Maturity Date”). The Note carries no original issue discount but the initial principal balance of the Note includes $5,000 to cover Investor’s legal fees. If the Company elects to prepay the Note prior to the Maturity Date, it must pay to the Investor 110% of the portion of the outstanding balance the Company elects to prepay.

Commencing on the date that is six months after the issuance date of the Note, the Investor has the right to redeem up to $120,000 of the outstanding balance of the Note per month (“Redemption Amount”) by providing written notice to the Company (a “Redemption Notice”). Upon receipt of any Redemption Notice, the Company shall pay the applicable Redemption Amount in cash to the Investor within three (3) trading days of the Company’s receipt of such Redemption Notice. No prepayment premium shall be payable in respect of any Redemption Amount.

The Note requires the Company to use 20.0% of the gross proceeds raised from future equity or debt financings, or the sale of any subsidiary or material asset, to prepay the Note, subject to a maximum aggregate prepayment amount as described in the Note.

In connection with the Note Offering, verbMarketplace, LLC, a wholly-owned subsidiary of the Company, entered into a Guaranty, dated October 11, 2023, pursuant to which it guaranteed the obligations of the Company under the Note in exchange for receiving a portion of the proceeds.

The Purchase Agreement contains customary representations and warranties of the Company and the Investor. Also, until amounts due under the Note are paid in full, the Company agreed, among other things, to: (i) timely make all filings under the Securities Exchange Act of 1934, (ii) ensure the Company’s common stock (the “Common Stock”) continues to be listed on the Nasdaq Capital Market, (iii) ensure trading in the Common Stock will not be suspended or otherwise cease trading on the Company’s principal trading market, (iv) prohibit the Company from making any Restricted Issuance (as defined in the Note) without Investor’s prior written consent, (v) prohibit the Company from entering into any agreement or otherwise agree to any covenant, condition, or obligation that restricts it from entering into certain additional transactions with the Investor, and (vi) with the exception of any transaction involving Permitted Indebtedness (as defined in the Note), prohibit the Company from pledging or granting a security interest in any of its assets without Investor’s prior written consent.

The foregoing descriptions of the Purchase Agreement and the Note are summaries, do not purport to be complete, and are qualified in their entirety by reference to the Purchase Agreement and the Note, which are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Note Purchase Agreement, dated October 11, 2023, between Verb Technology Company, Inc. and Streeterville Capital, LLC
10.2	Promissory Note, dated October 11, 2023, issued by Verb Technology Company, Inc.
104	Cover Page Interactive Data File (formatted in iXBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2023	Verb Technology Company, Inc.

	By:	/s/ Rory J. Cutaia
	Name:	Rory J. Cutaia
	Title:	President and Chief Executive Officer